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                                                                    Exhibit 99.1

THORATEC ANNOUNCES CLOSING OF MERGER WITH THERMO CARDIOSYSTEMS

         PLEASANTON, Calif., Feb. 14 /PRNewswire/ -- Thoratec Corporation (Nasdaq: THOR; formerly Thoratec Laboratories Corporation) said today it has completed its merger with Thermo Cardiosystems Inc. (Amex: TCA). The transaction received the approval of both companies' shareholders during special shareholder meetings yesterday, February 13.

         In connection with this transaction, Thoratec has changed its name to Thoratec Corporation. It will continue to trade under the NASDAQ Symbol "THOR".

         The transaction is being treated as a reverse merger, is a stock-for-stock transaction in which each outstanding share of Thermo Cardiosystems was exchanged for 0.835 shares of newly issued Thoratec stock and is being accounted for as a purchase.

         Thermo Cardiosystems intends to file to terminate the registration of its common stock under the Securities Exchange Act of 1934, eliminating its obligation to file periodic financial and other information with the Securities and Exchange Commission. Thermo Cardiosystems common stock is no longer traded on the American Stock Exchange. Thoratec's transfer agent will forward to Thermo Cardiosystems shareholders detailed instructions regarding how to surrender stock certificates in order to receive Thoratec stock certificates. Thermo Cardiosystems shareholders should not submit their stock certificates until they have received these materials.

         Thoratec is engaged in the research, development, manufacturing and marketing of medical devices for circulatory support and vascular graft applications. The Thoratec(R) VAD System is the only ventricular assist device that is approved for use both as a bridge-to-transplant and for recovery from open-heart surgery. The company is also a leader in the research, development and manufacture of implantable left ventricular assist systems (LVAS). Its air-driven and electric HeartMate(R) heart assist devices, which are approved for sale in the U.S., Europe and Canada, are implanted alongside the natural heart and take over the pumping function of the left ventricle for patients whose hearts are too damaged or diseased to produce adequate blood flow.

         In addition, the company's Vectra(TM) vascular access graft, which is used in patients undergoing hemodialysis, is approved for sale in the U.S., Europe and Japan and a number of other foreign countries. Its Aria(TM) coronary artery bypass graft, which is designed for use by patients having too few suitable native blood vessels, is currently in clinical trials in the U.S. The company also supplies whole-blood coagulation testing equipment and related disposables, as well as single-use skin-incision devices. Headquartered in Pleasanton, California, the company also has facilities in Woburn and Chelmsford, Massachusetts, Rancho Cordova, California, and Edison, New Jersey. For more information, visit the company's web sites at www.thoratec.com or www.thermocardio.com


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         The portions of this news release that relate to future plans, events or performance are forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the merger between Thoratec and Thermo Cardiosystems, and the benefits thereof, government regulatory approval processes and market acceptance of new products. These factors, and others, are discussed more fully under the heading "Risk Factors" in Thoratec's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 29, 2000, as amended and supplemented from time to time, and in both companies' other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. None of Thoratec, Thermo Cardiosystems and Thermo Electron undertakes any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.